CONSENT OF INDEPENDENT AUDITORS'

We hereby consent to the incorporation by reference in the Registration Statement No. 333-31536 of Monarch Services, Inc. on Form S-8 of our report dated June 23, 2000, appearing in the Annual Report on Form 10-KSB of Monarch Services, Inc. for the year ended April 30, 2000.

Stegman & Company
Baltimore, Maryland

July 28, 2000